Exhibit 10.33

SERVICES AGREEMENT

This Services Agreement (“Agreement”) is made and entered into as of the [    ]th day of [            ], 2006 (the “Effective Date”) by and among ONEOK, Inc., an Oklahoma corporation (“ONEOK”), Northern Plains Natural Gas Company, LLC, a Delaware limited liability company (“Northern Plains”), NBP Services, LLC, a Delaware limited liability company (“NBP Services”), Northern Border Partners, L.P., a Delaware limited partnership (the “MLP”), and Northern Border Intermediate Limited Partnership (the “ILP”), a Delaware limited partnership. Each party is referred to herein individually as a “Party,” and collectively as the “Parties.” Capitalized terms used herein and not otherwise defined shall have the meanings given to them in Section 10.1.

W I T N E S S E T H:

WHEREAS, the MLP and ILP previously contracted for NBP Services to provide certain services to the MLP and the ILP in connection with the day-to-day business and affairs of the MLP and ILP pursuant to the Administrative Services Agreement;

WHEREAS, the Parties desire for the Administrative Services Agreement to be terminated, superseded and replaced by this Agreement and to have the services previously provided under that Administrative Services Agreement be provided under this Agreement;

WHEREAS, Northern Plains, pursuant to certain Operating Agreements, is the operator of certain interstate natural gas pipelines in which the MLP and the ILP have an ownership interest;

WHEREAS, the Operating Agreements each provide that Northern Plains may delegate or cause one or more of its affiliates to fulfill its obligations under the Operating Agreements;

WHEREAS, certain affiliates of ONEOK own all of the outstanding general partner interests of each of the MLP and ILP and own a substantial percentage of the outstanding equity interests in the MLP;

WHEREAS, the Parties have determined that the operations of ONEOK and its affiliates and the Northern Border Companies can operate more efficiently and cost effectively if certain common services are combined and shared;

WHEREAS, certain ONEOK Affiliates and Northern Border Companies are regulated by various governmental entities that require a fair and reasonable method of allocation for costs incurred for such common services; and

WHEREAS, ONEOK (an affiliate of NBP Services and Northern Plains) desires to provide or cause the provision of certain services to the Northern Border Companies, and the Northern Border Companies desire to receive these services, in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the premises and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

SERVICES TO BE PROVIDED

1.1 Services. On the terms and conditions set forth in this Agreement, ONEOK will provide or cause to be provided to the Northern Border Companies at least the type and amount of services that it provides or causes to be provided to ONEOK Affiliates, including but not limited to, executive officers, legal services, human resources and employee benefits, information technology, insurance and risk management, purchasing, inventory control, gas supply services, marketing, pipeline control, right of way management, general operations and maintenance, measurement, engineering, accounting, contract administration, SEC reporting, day-to-day supervisory and administrative services, planning support, budgeting support, technical, treasury services, tax and internal audit services, external audit services and other services required to be provided pursuant to the partnership agreements of the MLP and ILP, as amended from time to time, and various other services routinely and customarily provided to the ONEOK Affiliates (the “Services”). Each Northern Border Company or permitted successor or assign that receives Services shall be referred to as a “Purchaser” and collectively as the “Purchasers”. ONEOK and the ONEOK Affiliates that provide Services under this Agreement, including Northern Plains and NBP Services, shall be collectively referred to as the “Provider.”

1.2 Operating Agreement Services. The Parties acknowledge and agree that Northern Plains will continue to perform its obligations under each of the Operating Agreements. To the extent Northern Plains requests Services from ONEOK under this Agreement in order to perform those obligations, ONEOK shall provide such Services, and Northern Plains shall pay for such Services, under the terms and conditions set forth in this Agreement. To the extent Northern Plains receives Services under this Agreement, it will be deemed a “Purchaser” with respect to such Services.

1.3 Additional Services. Any additional services requested by any Purchaser will be provided on the basis agreed upon by the Parties in writing. Unless the context otherwise requires, the term “Services” in this Agreement shall include any such additional services agreed upon in writing by the Parties.

1.4 Costs. The costs for the Services provided under this Agreement will be allocated and billed monthly to the Purchasers in a manner consistent with the method of allocation of such costs among other ONEOK Affiliates and consistent with applicable law, including the requirements of the Federal Energy Regulatory Commission (“FERC”). Direct costs will be allocated to the Purchasers having activities that give rise to such costs to the extent that such direct basis can reasonably be determined and allocated. The remaining unallocated direct costs and all indirect costs will then be allocated on the basis of a three-factor formula (the “Distrigas Method”), consistent with methods approved by the FERC. The Distrigas Method provides for the allocation of common costs based on the average of the percentage of “gross plant and investment”, “operating income” and “labor expense,” as such terms are defined in FERC regulations of each company involved in the calculation. The Provider will determine an average of those three factors for each Purchaser and for ONEOK and each ONEOK Affiliate that is involved in the calculation. That average will be the allocation ratio for each such entity (the “Distrigas Allocation Ratio”). The Distrigas Allocation Ratio for each such entity will then be applied to the total amount of common costs to determine the amount of common costs that will be allocated to each such entity. The Distrigas Allocation Ratio will be recalculated annually, or as required due to acquisitions, divestitures or other similar types of transactions or regulatory requirements. For the avoidance of doubt, the costs allocated through the Distrigas Method are based on actual costs recognized under U.S. generally accepted accounting principles and do not include a mark-up or other element of profit. The Provider is not entitled to and will not receive any other fee or other compensation for the performance of the Services other than as set forth in this Section 1.4.

ARTICLE II

SERVICE STANDARD

2.1 Standard of Care; Limited Warranty.

(a) The Provider represents that it will discharge its duties hereunder in good faith and with reasonable diligence and on a basis consistent with the standards of service provided to ONEOK Affiliates. EXCEPT AS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE, THE PROVIDER MAKES NO (AND HEREBY DISCLAIMS AND NEGATES ANY AND ALL) WARRANTIES OR REPRESENTATIONS WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES. IN NO EVENT SHALL THE PROVIDER BE LIABLE TO THE NORTHERN BORDER COMPANIES OR ANY OTHER PERSON FOR ANY INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES RESULTING FROM ANY ERROR IN THE PERFORMANCE OF THE SERVICES, REGARDLESS OF WHETHER THE PROVIDER OR OTHERS MAY BE WHOLLY, CONCURRENTLY, PARTIALLY, OR SOLELY NEGLIGENT OR OTHERWISE AT FAULT; PROVIDED HOWEVER, THAT THE PROVIDER SHALL BE LIABLE FOR ANY DAMAGES ARISING OUT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE PRECEDING IS THE ONLY WARRANTY CONCERNING THE SERVICES AND ANY RESULTS, WORK PRODUCT OR PRODUCTS RELATED THERETO, AND IS MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES AND REPRESENTATIONS EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR NONINFRINGEMENT. THE PARTIES UNDERSTAND, ACKNOWLEDGE AND AGREE THAT THE LEVEL OF COMPENSATION THE PARTIES HAVE AGREED TO ACCEPT IS PREDICATED ON THIS LIMITATION OF LIABILITY AND DISCLAIMER OF WARRANTIES.

(b) The Parties shall agree and communicate regarding (i) any changes to the Services or (ii) service level expectations related to the Services. The Provider shall not make any changes to the Services or the manner in which they are provided without advance notice to the Purchaser.

2.2 Consequences of Breach or Non-Performance. The Purchasers shall promptly notify the Provider of any failure by the Provider to perform one or more of the Services in accordance with the terms of this Agreement. In the event that the Provider does not cure such non-performance within thirty (30) business days of the receipt of such notice, the Purchasers may terminate such Service(s) by delivering notice to the Provider.

2.3 Relationship of Parties. The Parties hereby acknowledge and agree that, in providing the Services and otherwise in connection with this Agreement, the Provider is an independent contractor and is not, and shall not be deemed to be, an agent, employee or legal representative of the Purchasers or otherwise as having power or authority to bind the Purchasers, unless specifically delegated to do so in order to facilitate the Services.

ARTICLE III

TERM AND TERMINATION

3.1 Term. This Agreement shall become effective as of the Effective Date and shall remain in effect until terminated as herein provided or until Services are no longer being provided (the “Term”).

3.2 Termination of this Agreement. Except as set forth in Section 2.2 of this Agreement, a Party may not terminate this Agreement during the Term except under the following circumstances:

(a) The Parties may terminate this Agreement by the execution of a written agreement signed by authorized representatives of all Parties, in which event the termination shall be effective on the date specified in such agreement.

(b) If a transaction is consummated which would cause the Provider or its Affiliates (other than the Northern Border Companies and their subsidiaries) to cease to be a general partner of the MLP or the ILP, then ONEOK or the MLP, as the case may be, shall have the right to terminate this Agreement upon the execution and delivery of a mutually agreeable transition services agreement between the Parties.

3.3 Termination of the Administrative Services Agreement. Effective as of the execution and delivery of this Agreement, the Administrative Services Agreement is hereby terminated, superseded and replaced by this Agreement; provided, however, that all amounts due or to become due under that Administrative Services Agreement shall be paid in full and the Administrative Services Agreement shall continue in effect with respect thereto until all such amounts are paid in full.

ARTICLE IV

BILLING AND PAYMENT

4.1 Invoices. The Provider will send one monthly invoice to the ILP covering all of the Services provided under this Agreement. The monthly invoice will be sent following completion of the Provider’s normal monthly financial reporting process, including completion of the Distrigas Method calculation. The ILP shall pay each invoice by wire transfer or other means of immediate payment within fifteen (15) days of the invoice date without setoff or deduction of any kind, except as provided in Section 4.2. Any late payment by the ILP shall incur a late fee of ten percent (10%) per annum, calculated from the due date until the date of payment. In the event that any invoice is based on estimated costs, the Provider shall make adjustments by increasing or decreasing the costs in the invoice subsequent to the determination of the actual costs.

4.2 Disputed Amounts. In the event that a dispute arises as to the amount of any statement or invoice or any portions thereof submitted pursuant to this Article IV, the Parties will resolve the dispute in accordance with this Section 4.2 and Section 4.3 below. Pending resolution of the dispute, the ILP may withhold payment of the amounts on an invoice or statement to the extent such amounts are disputed in good faith, but shall pay all charges on such invoice or statement that are not so disputed. If the ILP disputes any amount on an invoice or statement it shall promptly notify the Provider in writing of such disputed amounts and the reasons each such charge is disputed. The Provider shall provide the ILP with sufficient records relating to the disputed charge to enable the Parties to resolve the dispute. In the event the determination is made that the ILP should have paid the disputed amount, the ILP shall pay the disputed amount, with interest on the disputed amount at a rate of ten percent (10%) per annum, calculated from and after the original due date of such invoice until the date of payment. If the ILP paid the disputed amount, but such disputed amount is ultimately determined not to have been payable, then the Provider shall refund to the ILP the disputed amount, with interest on the disputed amount at a rate of ten percent (10%) per annum, calculated from and after the date the Provider received the payment to the date of the refund. Payment by the ILP of a disputed amount shall not be deemed a waiver of the right of the ILP to recoup any contested portion of any bill or statement.

4.3 Dispute Resolution. In the event of a dispute under this Agreement, the Parties shall, during the fifteen (15) days after notice of such a dispute, use their commercially reasonable efforts to reach agreement on the disputed items or amounts. If the Parties are unable to reach agreement within such period, they shall promptly thereafter cause a nationally recognized accounting firm agreeable to the Parties (the “Accounting Referee”) to review this Agreement and the disputed items or amounts. The Accounting Referee shall deliver to the Parties as promptly as practicable (but in any event no later than thirty (30) days from the date of engagement of the Accounting Referee), a report setting forth the Accounting Referee’s determination of the appropriate resolution of the dispute. Such determination shall be final and binding upon the Parties. The cost of such review and report shall be borne equally by each Party involved in the dispute.

4.4 Audit. The Northern Border Companies and their designated representatives, after fifteen (15) days notice in writing to the Provider, shall have the right during normal business hours to audit, at their own expense, all books and records of the Provider related to the Services. Such audits shall not be commenced more often than twice each calendar year. The Northern Border Companies shall have two (2) years after the close of a calendar year in which to make an audit of the Provider’s records for such calendar year. Absent fraud or intentional concealment or misrepresentation by the Provider or its employees, the Provider shall neither be required nor permitted to adjust any item unless a claim therefore is presented or adjustment is initiated within two (2) years after the close of the calendar year in which the statement therefore is rendered, and in the absence of such timely claims or adjustments, the bills and statements rendered shall be conclusively established as correct. The Provider shall use reasonable commercial efforts to obtain similar audit rights from contractors, consultants and suppliers engaged to perform any of the Services on behalf of the Provider.

ARTICLE V

LIMITATION OF LIABILITY AND INDEMNITIES

5.1 Purchaser’s Limitation of Liability. Each of the Northern Border Companies agrees, with respect to the Services provided to such entity hereunder, to indemnify, defend and hold harmless the Provider and its Affiliates (provided that Northern Plains shall not be entitled to indemnity for any costs, expenses or liabilities incurred by it as a general partner of the MLP or the ILP), and their respective employees, officers, directors, representatives and agents harmless from and against all claims, losses, costs, damages and expenses (including, without limitation, attorneys’ fees and expenses), penalties and liabilities (collectively, “Liabilities”) arising out of the acts (or failure to act) by any such persons or entities in connection with the performance by such persons or entities of such Services, REGARDLESS OF WHETHER THE PROVIDER, OR SUCH OTHER PERSONS OR ENTITIES MAY BE WHOLLY, CONCURRENTLY, PARTIALLY OR SOLELY NEGLIGENT OR OTHERWISE AT FAULT IN CONNECTION THEREWITH; PROVIDED, HOWEVER, THAT NEITHER THE PROVIDER NOR ANY OF SUCH OTHER PERSONS AND ENTITIES SHALL BE INDEMNIFIED FOR THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PROVIDER OR SUCH OTHER PERSONS OR ENTITIES.

5.2 Provider’s Indemnification. The Provider shall indemnify, defend and hold the Northern Border Companies and their general partners and their respective employees, directors, policy committee members, officers, representatives and agents harmless from and against all Liabilities arising out of the performance of this Agreement and resulting from the gross negligence or willful misconduct of the Provider or its Affiliates.

5.3 Defense of Claims. It is understood and agreed that in the event that any Party is made a defendant in any suit, action or proceeding for which it is entitled to be indemnified pursuant to this Agreement, and the applicable indemnifying party fails or refuses to timely assume the defense thereof, after having been notified by the indemnified party to do so, that the indemnified party may compromise and settle or defend any such claim, and the applicable indemnifying party shall be bound and obligated to reimburse said indemnified party for the amount expended by the indemnified party in settling and compromising any such claim, or for the amount expended by the indemnified party in paying any judgment rendered therein, together with all reasonable attorneys’ fees and costs incurred by the indemnified party for defense or settlement of such claim. Any judgment rendered against the indemnified party or amount expended by the indemnified party in compromising or settling such claim, together with all reasonable attorneys’ fees and costs, shall be conclusive as determining the amount for which the applicable indemnifying party is liable to reimburse the indemnified party hereunder.

ARTICLE VI

CONFIDENTIALITY AND OWNERSHIP OF RECORDS

6.1 Confidentiality. The Parties acknowledge that in the course of this Agreement they may have access to and be in possession of Confidential Information (as described immediately below) of the other Party. Each Party shall protect the other Parties’ Confidential Information in the same manner as it protects its own confidential information of like kind, which in no event shall be less than reasonable care. Each Party’s access to the Confidential Information of the other Parties shall be restricted to those of such Party’s personnel who have a need to know in order to perform under this Agreement. The provisions of this Section shall survive any termination or expiration of this Agreement and shall not be limited by any limitation of liability contained herein. The term “Confidential Information” shall mean information regarded by that Party as proprietary or confidential, including, but not limited to, information relating to its business affairs, financial information and prospects; future projects or purchases; proprietary products, materials or methodologies; data; customer lists; system or network configurations; passwords and access rights; and any other information marked as confidential or, in the case of information verbally disclosed, verbally designated as confidential.

6.2 Ownership of Records. The Northern Border Companies shall own the data, records, information, etc. provided, generated, or otherwise related to the Services and the business of the Northern Border Companies (“Northern Border Company Records”), regardless of who prepares or generates such Northern Border Company Records. The Provider shall maintain on behalf of the Northern Border Companies all Northern Border Company Records and shall not destroy or delete any Northern Border Company Records without the prior written consent of the Northern Border Companies. Additionally, should this Agreement be terminated, then the Provider shall deliver or cause to be delivered all Northern Border Company Records to the Northern Border Companies; provided, however, that ONEOK shall be entitled to retain copies of any such Records.

ARTICLE VII

FORCE MAJEURE

7.1 Force Majeure. Subject to the standards set forth in Article II, if, by reason of force majeure (as defined in Section 7.2 below), a Party is rendered unable, wholly or in part, to carry out its obligations under this Agreement, and if the non-performing Party declaring force majeure gives notice and reasonable particulars of such force majeure to the Party to whom the performance is due within a reasonable time after the occurrence of the cause relied on, upon giving such notice, so far as and to the extent that it is affected by such force majeure, the non-performing Party declaring force majeure shall not be liable solely on account of such inability to perform during the continuance of any inability so caused; provided, however, the non-performing Party shall use commercially reasonable efforts to recommence performance of the affected Services as promptly as possible; provided, further, however, that an event of force majeure shall not excuse payment for Services provided hereunder.

7.2 Definition of Force Majeure. The term “force majeure” as employed in this Agreement shall mean acts of God; strikes, lockouts or industrial disputes or disturbances; civil disturbances; arrests and restraints from rulers of people; interruptions by government, administrative agency or court orders, other than as a result of a failure to comply with laws; present and future valid orders, decisions or rulings of any governmental or administrative entity having proper jurisdiction; acts of a public enemy; wars; acts of terrorism; riots; blockades; insurrections; inability to secure materials by reason of allocations promulgated by authorized governmental agencies; epidemics; landslides; lightning; earthquakes; fire; storm; floods;

washouts; whether of the kind herein enumerated or otherwise, not reasonably within the control of the Party claiming force majeure and not caused, in whole or in part, by the acts or omissions of the Party so affected by force majeure.

ARTICLE VIII

NOTICES AND REPORTS

8.1 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed duly given (i) when delivered personally or by prepaid overnight courier, with a record of receipt, (ii) the fourth day after mailing, if mailed by certified mail, return receipt requested, or (iii) the day of transmission, if sent by facsimile or telecopy during regular business hours, or the day after transmission if sent after regular business hours (with a copy promptly sent by prepaid overnight courier with record of receipt or by certified mail, return receipt requested), to the Parties at the following addresses or telecopy numbers (or to such other address or telecopy number as a Party may have specified by notice given to the other Party pursuant to this provision):

If to the Provider(s), to:

ONEOK, Inc.

100 West 5th Street

Tulsa, OK 74103

Attn: General Counsel

Facsimile: (918) 588-7971

If to Northern Border Companies:

Northern Border Partners, L.P.

13710 FNB Parkway

Omaha, NE 68154-5200

Attention: General Counsel

Facsimile: (402) 492-7480

ARTICLE IX

MISCELLANEOUS

9.1 Applicable Law. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED, AND DETERMINED IN ACCORDANCE WITH, THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE AND THE INTERNAL LAWS OF THE STATE OF OKLAHOMA (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

9.2 Waiver. The performance of or compliance with a Party’s obligation hereunder may be waived, but only in writing signed by an authorized representative of the other relevant Party. No waiver or failure of enforcement by any Party of any default by any other Party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner a release of the defaulting Party from, performance of any other provision, condition or requirement herein, nor deemed to be a waiver of, or in any manner a release of the defaulting Party from, future performance of the same provision, condition or requirement; nor shall any delay or omission of any non-defaulting Party to exercise any right hereunder in any manner impair the exercise of any such right or any like right accruing to it thereafter.

9.3 Modification. This Agreement may not be modified, varied or amended except by an instrument in writing signed by the Parties.

9.4 Headings. The headings to each of the various Articles and Sections in this Agreement are included for convenience and reference only and shall have no effect on, or be deemed as part of the text of, this Agreement.

9.5 Third Parties. Except as provided in Article V hereof, this Agreement is not intended to confer upon any Person not a Party hereto any rights or remedies hereunder, and no Person other than the Parties hereto is entitled to rely on or enforce any representation, warranty or covenant contained herein.

9.6 Survival; Limitations Period. Notwithstanding any other provisions in this Agreement, all indemnities, limitations of liability, and payment obligations set forth in this Agreement, and the provisions set forth in Section 4.2 and Articles V, VI, VII, VIII, IX, X and XI, shall survive the termination of this Agreement or the expiration of the Term, in whole or in part. NO PARTY MAY ASSERT ANY CAUSE OF ACTION AGAINST ANY OTHER PARTY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT MORE THAN ONE (1) YEAR AFTER TERMINATION OF THIS AGREEMENT.

9.7 Binding Effect Assignment.

(a) Subject to Section 9.7(b) below, no Party hereto may assign this Agreement, in whole or in part, except with the prior written approval of each other Party. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective permitted successors and assigns.

(b) The Provider may assign the performance by it of any Service to an Affiliate (other than the Northern Border Companies and their subsidiaries) or any subsidiary or any successor in interest to any such Affiliate or subsidiary. In addition, the Provider may subcontract or outsource the performance of any Service to a third party.

9.8 Entire Agreement. This Agreement, including any exhibits, attachments and schedules hereto, constitutes the entire agreement between the Parties concerning the subject matter hereof, and supersedes any prior understandings or written or oral agreements relative to such subject matter. However, this Agreement in no way changes or amends the terms of the Operating Agreements or the Administrative Services Agreement or the obligations of NBP

Services and Northern Plains to any of the Northern Border Companies under any of those agreements.

9.9 Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.10 No Strict Construction. The Parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring a Party by virtue of the authorship of any of the provisions of this Agreement.

9.11 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

9.13 Acknowledgement of Applicability of Section 365(n) of the Bankruptcy Code. The Parties hereby acknowledge that this Agreement is an executory contract granting rights in intellectual property to the Northern Border Companies as described in the U. S. Bankruptcy Code, Title 11 Section 365(n)(1)(B), and, as such, the Northern Border Companies may retain their rights under this Agreement in the event that the Provider or its Affiliates or its trustee, as applicable, rejects such executory contract or this Agreement pursuant to, and in accordance with, Section 365(n) of Title 11. Furthermore, the Parties acknowledge and agree that the execution of this Agreement shall not impair any of the Provider’s rights under title 11 of the United States Code.

ARTICLE X

INTERPRETATION; DEFINITIONS

10.1 Definitions. Capitalized terms used herein and not otherwise defined shall have the following meanings:

“Administrative Services Agreement” means the agreement between NBP Services, LLC, Northern Border Partners, L.P. and Northern Border Intermediate Limited Partnership effective as of October 1, 1993, as amended.

“Affiliate” means any person or entity that is Controlled By a person. For purposes of this Agreement, a Provider shall not constitute an Affiliate of any Purchaser.

“Control” or “Controlled By” means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by written contract or otherwise).

“Northern Border Companies” (each, individually, a Northern Border Company) means (i) the MLP, (ii) the ILP, (iii) any direct or indirect subsidiary of the MLP, and (iv) any other entity that directly, or through one or more intermediaries, is controlled by the MLP, and (v) any entity in which the MLP or ILP has a direct or indirect ownership interest and NBP Services or Northern Plains is contractually obligated to provide administrative and/or operational services.

“ONEOK Affiliates” means any direct or indirect subsidiary of ONEOK or any entity controlled by ONEOK, but shall exclude any of the Northern Border Companies.

“Operating Agreements” include (i) the Northern Border Pipeline Project Operating Agreement between Northern Plains Natural Gas Company and Northern Border Pipeline Company dated February 28, 1980; (ii) the Midwestern Gas Transmission Company Operating Agreement between Northern Plains Natural Gas Company and Midwestern Gas Transmission Company dated May 1, 2001; (iii) the Viking Gas Transmission Company Operating Agreement between Northern Plains Natural Gas Company and Viking Gas Transmission Company dated January 17, 2003, and (iv) the Operating Agreement between Northern Plains Natural Gas Company and Guardian Pipeline, L.L.C. dated April 5, 2004. Additionally, this definition shall include any other operating agreement subsequently entered into by Northern Plains for the purpose of providing similar services to other natural gas transmission companies or similar services to other entities in the energy industry.

10.2 Construction and Interpretation. All references herein to agreements and other contractual instruments shall be deemed to include all exhibits, attachments and appendices attached thereto and all amendments and other modifications to such agreements and instruments. Words used herein in the singular, where the context so permits, shall also apply to words when used in the plural and visa versa. The term “including” when used in this Agreement will be by way of example and not considered in any way to be a limitation, and means “including, without limitation”.

ARTICLE XI

LICENSE GRANT

11.1 License. Subject to the terms and conditions of this Agreement, and subject to the right of ONEOK and the ONEOK Affiliates to do so, ONEOK and the ONEOK Affiliates (collectively, for purposes of this Article XI, “Licensor”) hereby grant and agree to grant to each Northern Border Company (each, for purposes of this Article XI, a “Licensee”), under all of Licensor’s intellectual property rights in and to the software programs, object code and source code, and documentation related to the Services and licensed patents related thereto (“Licensed Programs”), a fully paid-up, irrevocable and perpetual (during the term of this Agreement), worldwide, non-exclusive, transferable, sublicensable, assignable license to: (i) copy, modify and use the Licensed Programs and documentation; (ii) use, make, have made, distribute, and sell any and all products and services of Licensee, its Affiliates, and its sublicensees (if any) and (iii) engage in the business as conducted by Licensee, its Affiliates, and sublicensees (if any). The foregoing license shall include the right for any third party service company or independent contractor retained by any Licensee or an Affiliate of any Licensee (“Contractor”) to install, copy, modify and/or use the Licensed Programs on behalf of such Licensee and its Affiliates. The grant of the foregoing licenses with respect to any particular Licensed Program and related documentation or patents shall be limited to those Licensed Programs utilized by the Provider to provide the Services to the Purchasers and shall not include any Licensed Programs subject to agreements that would be breached by the grant in this paragraph.

11.2 Existing Rights. Except as expressly provided herein, Licensor shall retain all of its right, title and interest, including, without limitation, all intellectual property rights, in and to the Licensed Programs, including any and all copies in whatever form. Licensee acknowledges that all materials provided by Licensor to Licensee under this provision, including, but not limited to the Licensed Programs, class libraries, scripts, algorithms, designs, flow-charts, procedures, processes, systems, methodologies, and information shall remain the sole and exclusive property of Licensor.

11.3 Hardware and Software Platform. Licensee acknowledges that Licensee’s operation of the Licensed Programs may require, among other things, Licensee’s obtaining rights to use third party hardware and licensed copies of third party software, and Licensee shall be responsible for obtaining such rights to use third party hardware and software. Licensor assumes no responsibility or liability under this license grant or otherwise for obtaining or providing any such third party hardware or software or for providing any labor support. Licensor shall provide reasonable assistance in converting Licensee’s data files for use with the Licensed Programs.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.

ONEOK, Inc., an Oklahoma corporation

By:
Name:
Title:

NORTHERN PLAINS NATURAL GAS COMPANY, LLC, a Delaware limited liability company

By:
Name:
Title:

NBP SERVICES, LLC, a Delaware limited liability company

By:
Name:
Title:

NORTHERN BORDER PARTNERS, L.P. a Delaware limited partnership

By:
Name:
Title:

NORTHERN BORDER INTERMEDIATE LIMITED PARTNERSHIP, a Delaware limited partnership

By:
Name:
Title:

Exhibit A

Description of Additional Services